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                                                                    EXHIBIT 10.6



                  PACIFIC LIFE AND ACCIDENT INSURANCE COMPANY

                      AMENDMENT TO SURPLUS DEBENTURE NO. 5


This Amendment applies to the Pacific Life and Accident Insurance Company, a Texas corporation, Surplus Debenture No. 5 issued and held by PennCorp Financial Group, Inc., a Delaware corporation, dated September 29, 1994 in the original principal amount of $17,606,203 (the "Debenture").

1. The second paragraph of the Debenture is hereby amended in its entirety to read as follows:

      "Interest on this Surplus Debenture will be payable 45 days following the end of each calendar quarter (each, an "interest Payment Date") and continuing until the entire principal amount of this Surplus Debenture is paid in full. Subject of paragraph 6 hereof, both principal and interest on this Surplus Debenture will be due and payable in the following manner at the offices of PennCorp:"

2. This Amendment is a revision only, and not a novation. Except as otherwise provided, all of the terms and conditions of the Debenture shall remain in full force and effect.

3. This Amendment shall not become effective until approved by the Texas Department of Insurance.


Effective January 1st, 1997                   PACIFIC LIFE AND ACCIDENT
                                              INSURANCE COMPANY


                                                By: /s/ Ross A. Marrazzo
                                                    ---------------------------
                                                      Ross A. Marrazzo
                                                      Vice President-Regulatory
                                                       and Corporate Compliance


Accepted:
PENNCORP FINANCIAL GROUP, INC.

                                                     [STAMP]
By: /s/  Charles H. Lubochinski
    ---------------------------
       Charles H. Lubochinski
       Senior Vice President